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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                     FIRST OF MICHIGAN CAPITAL CORPORATION

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.10 per share (the 'Shares'), of First of Michigan Capital Corporation, a Delaware corporation (the 'Company'), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See 'TENDER OFFER--Procedure for Tendering Shares' of the Offer to Purchase, dated June 18, 1997 (the 'Offer to Purchase').

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

              By Mail:                     By Facsimile Transmission:            By Hand/Overnight Carrier
         Tender & Exchange                       (212) 815-6213                 Tender & Exchange Department
           P.O. Box 11248                        (For Eligible                       101 Barclay Street
       Church Street Station                   Institutions Only)                Receive and Deliver Window
         New York, New York                                                       New York, New York 10286
             10286-1248                       To confirm fax only:
                                                 (800) 507-9357

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT
                          CONSTITUTE A VALID DELIVERY

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an 'Eligible Institution' under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to FMCC Acquisition Corp., a Delaware corporation, and an indirect wholly owned subsidiary of Fahnestock Viner Holdings Inc., an Ontario corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the 'Offer'), receipt of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth in 'TENDER OFFER--Procedure for Tendering Shares' of the Offer to Purchase.

Number of Shares:_______________________                    SIGN HERE
Certificate No(s). (if available)            Name(s) of Record Holder(s):
________________________________________     ________________________________

________________________________________     ________________________________
                                                     (Please Print)

(Check one if Shares will be tendered by     Address(es):____________________
book-entry transfer)                                               (Zip Code)
                                             Area Code and Telephone No.:
Account Number:_________________________     ________________________________

[ ] The Depository Trust Company             Signature(s):___________________
[ ] Philadelphia Depository Trust Company    Dated: ___________________, 1997

         THE GUARANTEE SET FORTH ON THE REVERSE SIDE MUST BE COMPLETED.


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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The  undersigned,  as  Eligible Institution  (as  such term  is  defined in
'TENDER OFFER--Procedure for Tendering Shares' of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in 'TENDER OFFER--Procedure for Tendering Shares' of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:__________________________       _______________________________
                                                   (Authorized Signature)
Address:_______________________________       Name:__________________________

_______________________________________

_______________________________________       Title:_________________________
                               Zip Code
Area Code and Tel. No.:________________       Date:__________________________

DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TOGETHER WITH LETTER OF TRANSMITTAL.


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